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                                                                   EXHIBIT 10.12


                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

                 THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated and effective as of August 19, 1996, is made by and between MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), CRESTAR BANK and NBD BANK (the "Banks"), and CRESTAR BANK ("Crestar") as agent (the "Agent") for the Banks.

                                    RECITALS

                 The Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of January 27, 1995, and amended by the First Amendment to Credit Agreement, dated as of October 26, 1995, and the Second Amendment Credit Agreement, dated as of June 30, 1996 (as further amended, modified or supplemented from time to time, the "Agreement"). Terms defined in the Agreement shall have the same defined meanings when such terms are used in this Amendment.

                 The Borrower, the Agent and the Banks have agreed to amend certain provisions of the Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Banks and the Agent agree as follows:

                 1. The following definition is added to Section 1.1 of the Agreement:

                                  "Mortgage" means a Mortgage, in form and
                 substance acceptable to the Banks, creating a lien against the land, buildings and fixtures located at 491 Oak Road, Ocala, Florida, as the same may be amended, modified or supplemented from time to time. The Mortgage shall be a Loan Document, as defined in this Agreement.

                 2. The following definitions contained in Section 1.1 of the Agreement are deleted in their entirety and replaced with the following provisions:

                                  "Advance Commitment" means $13,884,000 in
                 the case of Crestar and $6,116,000 in the case of NBD; provided, however that each Bank's Advance Commitment shall be reduced automatically by its Commitment Percentage of any Maximum Amount reduction resulting from a prepayment of the Advances pursuant to Section 2.10(e).

                                  "Maximum Amount" means, with respect to the
                 Advances, $20,000,000; provided, however, that the applicable Maximum Amount on any date
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                 shall be further reduced by the amount of the prepayment of the Advances required by Section 2.10(e) of this Agreement.

                                  "Termination Date" means September 19, 1996,
                 any earlier date of termination in whole of the Commitments pursuant to Section 9.1, or any later date if the Termination Date is extended in the sole discretion of the Banks in accordance with Section 2.4.

                 3. Section 2.l(a) is deleted in its entirety and replaced with the following:

                 "Subject to the terms and conditions of this Agreement, each Bank severally may make Advances to the Borrower from time to time until the Termination Date in an aggregate amount not to exceed at any time outstanding such Bank's Advance Commitment. The aggregate outstanding amount of Advances shall not exceed the Maximum Amount at any time, unless the Banks, in their sole discretion elect to make Advances in excess of such limit, which Advances, if made, shall be subject to the terms of this Agreement. All Advances will be made from time to time in the sole discretion of the Banks, and this Agreement, the making of any Advance or any other action by any Bank shall not obligate the Banks to make further Advances to the Borrower. The Borrower acknowledges and agrees that the Banks may decline to make an Advance for any reason, even if no Default or Event of Default has occurred and if the Borrower is in compliance with all of the terms and conditions of this Agreement. By close of business on Tuesday of each week prior to the Termination Date, Borrower shall prepare and deliver to the Agent a weekly cash projection showing Borrower's projected receipts, disbursements, and Advance requests for the next seven calendar days. Subject to the foregoing, within the limits of each Bank's Advance Commitment and up to the Maximum Amount, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow hereunder from the date of this Agreement until the Termination Date."

                 4.       The following provisions are added to the end of
Article 4:

                          "SECTION 4.4 Mortgage.  As additional security for
                 the Obligations, the Borrower shall use its best efforts to execute, deliver and record the Mortgage in the appropriate land records not later than September 6, 1996, and deliver to the Agent, not later than September 13, 1996, a mortgagee title insurance commitment, issued by a title insurance company acceptable to the Banks, to insure the Lien of the Mortgage as a second Lien, subordinate only to the Lien securing the Industrial Development Revenue Bonds described on
                 Schedule 4 to this Agreement, and containing no exceptions to title that are not acceptable to the Banks in their sole discretion.

                 SECTION 4.5 Cash Collateral Account. The Borrower agrees that it shall direct all payments on Receivables to a lockbox established with the Agent. The Borrower also agrees to remit all payments on Receivables received by the Borrower, as well as any



                                      2
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                 other revenues of any kind (including, without limitation, any income tax refunds) received by the Borrower, to the Agent.
                 All of the foregoing payments and revenues shall be remitted or delivered to the lockbox or the Agent, as applicable, in their original form on the date of receipt. All such payments and revenues shall be credited to a cash collateral account over which the Agent shall have the exclusive power of withdrawal. The Agent shall hold all funds in the cash collateral account as security for the Obligations and is authorized to apply funds in the cash collateral to pay the Obligations from time to time. The Borrower represents that it does not have an account with any financial institution other than the Agent, save and except those accounts set forth on Schedule A ("Other Accounts"). The Borrower agrees that it shall not establish any other account hereafter without prior written approval of the Agent. The Borrower further agrees that proceeds of Receivables totalling in excess of $25,000 deposited in any Other Account shall be transferred to the cash collateral account established hereunder within 24 hours of such deposit and all other proceeds of Receivables deposited in any Other Account shall be transferred to said cash collateral account within 48 hours of such deposit. The Borrower shall respond to requests by the Agent for information or documents relating to the Other Accounts and the balances therein within 24 hours of its receipt of each such request."

                 5.       Pursuant to the provisions of Subsection (9) of
Section 7.1(b), the Borrower agrees to provide to the Agent, (a) on each Business Day on which Receivables are created or collected, or on which Inventory is purchased, shipped or returned, or on which a credit is issued or created with respect to a Receivable, a sales journal on a form provided by the Agent reflecting such activity and the resulting balance of Receivables and Inventory, and (b) on each Business Day, a summary, by budget category, of all disbursements in excess of $5,000 made by the Borrower on the immediately preceding Business Day.

                 6. Except for the amendments to the Agreement expressly set forth above, the Agreement and the other Loan Documents shall remain in full force and effect. The Borrower acknowledges and agrees that this Amendment only amends the terms of the Agreement and is not a novation, and the Borrower ratifies and confirms the remaining terms and provisions of the Agreement and the other Loan Documents in all respects. Nothing in this Amendment shall require the Banks to grant any further amendments to the terms of the Loan Documents. Without limiting the generality of the foregoing, the Borrower acknowledges and agrees that it is obligated to develop a business plan acceptable to the Banks as required by the August 19, 1996 letter from the Agent to the Borrower, and that no Advances will be made after September 16, 1996, unless such business plan is received by the Banks.

                 7. The Borrower acknowledges and agrees that (a) there are no defenses, counterclaims or setoffs against any of its obligations under the Loan Documents, and (b) the prior grant of a security interest in the Collateral created by the Security Agreement and the Patent and Trademark Assignment continues to secure the Obligations, is in full force and effect, and is ratified and confirmed by the Borrower in all respects.



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                 8.       The Borrower represents and warrants that this
Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrower in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Banks in accordance with the provisions of the Loan Documents.

                 9. The Borrower agrees to pay all costs and expenses incurred by the Agent and the Banks in connection with this Amendment, including, but not limited to, reasonable attorneys' fees.

                 10. This Amendment shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

                 11. This Amendment may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.



                         [SIGNATURES ON FOLLOWING PAGE]



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                 WITNESS the following signatures.


                           BORROWER:
                           ---------

                           MICRODYNE CORPORATION,
                           a Maryland corporation


                           By:  /s/ PHILIP T. CUNNINGHAM
                               --------------------------------
                           Name:   Philip T. Cunningham
                                 ------------------------------
                           Title:  President
                                  -----------------------------

                           AGENT:
                           ------

                           CRESTAR BANK


                           By:  /s/ MIRIAM M. SADLER
                              --------------------------------
                                Miriam M. Sadler
                                Senior Vice President

                           BANKS:
                           ------

                           CRESTAR BANK



                           By:  /s/ MIRIAM M. SADLER
                               -------------------------------
                                Miriam M. Sadler
                                Senior Vice President

                           NBD BANK




                           By:  /s/ PHILLIP D. MARTIN
                               -------------------------------
                                Phillip D. Martin
                                Authorized Agent



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
                          SCHEDULE A - OTHER ACCOUNTS


        BANK                                         PURPOSE                                          ACCOUNT #
===================================================================================================================
Wells Fargo Bank                              San Jose Petty Cash                                      0491-059366
Barnett Bank                                  Ocala Operating Account                                   1150065051
First Interstate Bank                         Lancaster Petty Cash                                      502628619
Chase Manhattan Bank                          Microdyne Ltd. Account                                   719-1-305783
Royal Bank of Scotland                        UK Division Petty Cash                                     10032563
Royal Bank of Scotland                        UK Division Corporate Account                              10032571
Deutsch Bank                                  German Office Operating Account                           5411160-00
Crestar Bank                                  Flexible Spending Account                                 202258521